Exhibit 99-3

               Certificate Pursuant to Section 1350 of Chapter 63
                         of Title 18 United States Code
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         The undersigned officer hereby certifies, as to the Amended Quarterly Report on Form 10-Q/A of Exelon Generation Company, LLC for the quarterly period ended June 30, 2002, that (i) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Exelon Generation Company, LLC.



Date:  October 30, 2002                /s/ Oliver D. Kingsley, Jr.
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                                       Oliver D. Kingsley, Jr.
                                       Chief Executive Officer and President
                                       Exelon Generation Company, LLC